Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-253394) pertaining to the 2020 Omnibus Incentive Plan and the 2020 Employee Stock Purchase Plan of Skillz Inc. of our report dated March 12, 2021 (except for Note 3, as to which the date is May 13, 2021), with respect to the consolidated financial statements of Skillz Inc. included in this Annual Report (Form 10-K/A) of Skillz Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California
May 13, 2021